Exhibit 99.1

ATG Reports Second Quarter 2009 Financial Results

Company Grows Revenue and Bookings While More than Doubling Non-GAAP Net Income

CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 30, 2009--Art Technology Group, Inc. (NASDAQ: ARTG), the premier provider of e-Commerce solutions, today reported financial results for the second quarter ended June 30, 2009.

Revenue for the second quarter of 2009 grew to $44.4 million, a 6% increase over second quarter 2008 revenue of $41.9 million.

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the second quarter of 2009 increased 11% to $13.6 million, compared to $12.3 million in the year ago quarter.

Product license bookings, a non-GAAP measure which the company defines as the sale of perpetual software licenses, grew 6% to $16.6 million for the second quarter from $15.7 million in the year ago quarter. Approximately 44% of product license bookings in the second quarter were deferred and will be recognized ratably.

“ATG delivered another solid quarter with expansion in both revenue and profit,” stated Bob Burke, ATG’s president and CEO. “Our results serve as evidence that healthy demand for e-Commerce solutions continued, despite a tough economy. In fact, many aspects of this economy are forcing companies to invest in e-Commerce in order to drive revenue at a lower cost.”

Net income in accordance with GAAP for the second quarter of 2009 increased to $4.6 million, or $0.03 per diluted share compared with net income of $348 thousand, or breakeven on a per diluted share basis, in the second quarter of 2008.

Non-GAAP net income increased to $7.9 million for the second quarter of 2009, or $0.06 per diluted share compared with non-GAAP net income of $3.4 million, or $0.03 per diluted share for the second quarter of 2008.

Cash flow from operations for the second quarter of 2009 was $5.0 million. At June 30, 2009, ATG had $71.8 million in cash, cash equivalents, and marketable securities.

Julie Bradley, ATG’s senior vice president and CFO stated, “Revenue, license bookings and net income results were at the high end or exceeded our previously stated guidance ranges. Based on our pipeline, healthy trends in our business and continued focus on cost containment, we remain optimistic about our ability to post revenue and earnings growth in the second half of 2009.”

Quarterly Conference Call

ATG management will discuss the company’s second quarter 2009 financial results, recent highlights, and business outlook on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 18199601. A replay of the call will be available on the company’s website later in the day.

About ATG

A trusted, global specialist in e-commerce, ATG (Art Technology Group, Inc., NASDAQ: ARTG) has spent the last decade focused on helping the world's premier brands maximize the success of their online businesses. The ATG Commerce application suite is the top-rated platform by industry analysts for powering highly personalized, efficient and effective e-commerce sites. The company's platform-neutral e-commerce optimization services can be easily added to any Web site to increase conversions and reduce abandonment. These services include ATG Recommendations and eStara Connections. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe For more information, please visit http://www.atg.com.

© 2009 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	June 30,	March 31,	December 31,	June 30,
	2009	2009	2008	2008
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $0 at June 30, 2009, $1,300 at March 31, 2009, $1,669 at December 31, 2008 and June 30, 2008)	$71,335	$67,475	$60,983	$50,573
Accounts receivable, net	39,155	30,582	35,109	40,501
Deferred costs, current	876	822	924	777
Deferred tax assets	560	560	560	-
Prepaid expenses and other current assets	3,266	3,563	3,814	3,705

Total current assets	115,192	103,002	101,390	95,556

Property and equipment, net	10,500	10,069	10,098	8,611
Intangible assets, net	5,917	6,843	7,770	9,938
Deferred costs, less current portion	1,884	1,852	1,984	2,331
Marketable securities (including restricted cash of $419 as of June 30, 2009, March 31, 2009, December 31, 2008 and June 30, 2008)	419	419	419	2,124
Other assets	1,457	1,355	1,423	1,733
Goodwill	65,683	65,683	65,683	67,787

Total long-term assets	85,860	86,221	87,377	92,524

Total assets	$201,052	$189,223	$188,767	$188,080

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$5,229	$4,265	$2,958	$3,823
Accrued expenses	15,398	15,494	18,875	19,182
Deferred revenue, current portion	41,765	37,899	38,782	42,610
Accrued restructuring	-	-	146	646

Total current liabilities	62,392	57,658	60,761	66,261

Other liabilities	1,775	1,775	1,775	498
Deferred revenue, less current portion	13,046	14,170	15,285	11,558

Total long-term liabilities	14,821	15,945	17,060	12,056

Stockholders' equity	123,839	115,620	110,946	109,763

Total liabilities and stockholders' equity	$201,052	$189,223	$188,767	$188,080
ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Revenue:
Product licenses	$13,576	$12,930	$12,300	$26,506	$21,557
Recurring services	24,028	23,103	22,946	47,131	43,889
Professional and education services	6,823	5,878	6,674	12,701	13,004

Total revenue	44,427	41,911	41,920	86,338	78,450

Cost of Revenue:
Product licenses	457	390	519	847	906
Recurring services	8,722	8,897	9,241	17,619	16,847
Professional and education services	5,505	5,302	6,495	10,807	13,409

Total cost of revenue	14,684	14,589	16,255	29,273	31,162

Gross Profit	29,743	27,322	25,665	57,065	47,288

Operating Expenses:
Research and development	7,663	7,470	7,373	15,133	14,394
Sales and marketing	12,541	12,288	13,156	24,829	24,693
General and administrative	4,670	4,489	4,863	9,159	9,192

Total operating expenses	24,874	24,247	25,392	49,121	48,279

Income (loss) from operations	4,869	3,075	273	7,944	(991)
Interest and other income, net	339	211	240	550	868

Income (loss) before provision for income taxes	5,208	3,286	513	8,494	(123)
Provision for income taxes	588	312	165	900	371
Net income (loss)	$4,620	$2,974	$348	$7,594	$(494)

Basic net income (loss) per share	$0.04	$0.02	$0.00	$0.06	$(0.00)

Diluted net income (loss) per share	$0.03	$0.02	$0.00	$0.06	$(0.00)

Basic weighted average common shares outstanding	126,877	126,113	128,805	126,497	128,620

Diluted weighted average common shares outstanding	133,111	129,368	135,010	131,242	128,620
Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Cash Flows from Operating Activities:
Net income (loss)	$4,620	$2,974	$348	$7,594	$(494)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,417	2,263	2,191	4,680	4,219
Non-cash stock-based compensation expense	2,402	1,955	2,001	4,357	3,831
Net changes in operating assets and liabilities	(4,481)	899	2,738	(3,582)	6,817

Net cash provided by operating activities	4,958	8,091	7,278	13,049	14,373

Cash Flows from Investing Activities:
Purchases of marketable securities	(6,926)	(1,929)	(5,417)	(8,855)	(14,613)
Maturities of marketable securities	4,082	5,243	6,550	9,325	17,600
Purchases of property and equipment	(2,312)	(1,329)	(1,017)	(3,641)	(3,392)
Collateralization of letters of credit	-	-	-	-	(2,088)
Payment of acquisition costs, net of cash acquired	-	-	1,151	-	(9,522)

Net cash (used in) provided by in investing activities	(5,156)	1,985	1,267	(3,171)	(12,015)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	364	149	148	513	657
Proceeds from employee stock purchase plan	276	242	266	518	516
Repurchase of common stock	-	-	(1,479)	-	(1,479)
Payment of employee restricted stock tax withholdings	(445)	(383)	(476)	(828)	(476)

Net cash provided by (used in) financing activities	195	8	(1,541)	203	(782)

Effect of foreign exchange rate changes on cash and cash equivalents	1,018	(276)	(84)	742	102
Net increase in cash and cash equivalents	1,015	9,808	6,920	10,823	1,678
Cash and cash equivalents, beginning of period	57,221	47,413	29,177	47,413	34,419

Cash and cash equivalents, end of period	$58,236	$57,221	36,097	$58,236	$36,097
ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Equity-Related Compensation:

Cost of revenue	$488	$410	$401	$898	$745
Research and development	432	370	332	802	737
Sales and marketing	609	512	608	1,121	1,178
General and administrative	873	663	660	1,536	1,171

Total equity-related compensation	$2,402	$1,955	$2,001	$4,357	$3,831

Depreciation and Amortization:

Depreciation
Cost of revenue	$913	$815	$686	$1,728	$1,237
Research and development	301	269	223	570	436
Sales and marketing	192	176	131	368	259
General and administrative	85	77	68	162	147
	$1,491	$1,337	$1,108	$2,828	$2,079

Amortization
Cost of revenue	$399	$400	$406	799	866
Research and development	-	-	81	-	81
Sales and marketing	527	526	596	1,053	1,193
General and administrative	-	-	-	-	-
	$926	$926	$1,083	$1,852	$2,140

Total depreciation and amortization	$2,417	$2,263	$2,191	$4,680	$4,219

Capital Expenditures:

Purchases of property and equipment	$2,312	$1,329	$1,017	$3,641	$3,392
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)
(UNAUDITED)

	Three months ended,			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Net income (loss) GAAP	$4,620	$2,974	$348	$7,594	$(494)

Amortization of acquired intangibles	926	926	1,083	1,852	2,140
Equity-related compensation	2,402	1,955	2,001	4,357	3,831

Net income (non-GAAP)	$7,948	$5,855	$3,432	$13,803	$5,477

Net income (non-GAAP) per share:

Basic	$0.06	$0.05	$0.03	$0.11	$0.04
Diluted	$0.06	$0.05	$0.03	$0.11	$0.04

Shares used in per share calculations:

Basic	126,877	126,113	128,805	126,497	128,620
Diluted	133,111	129,368	135,010	131,242	134,551

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Product license bookings	$16,612	$12,348	$15,693	$28,960	$27,141

Increase in product license deferred revenue	(7,292)	(4,686)	(9,670)	(11,978)	(15,363)

Product license deferred revenue recognized	4,256	5,268	6,277	9,524	9,779

Product license revenue	$13,576	$12,930	$12,300	$26,506	$21,557

Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of amortization of acquired intangible assets, equity-related compensation, and related tax adjustments. Management believes that these normalized non-GAAP financial measures excluding these items better reflect the company’s operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides investors with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2008 and its quarterly report on Form 10-Q for the period ended March 31, 2009, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com